EXHIBIT 10.1


                         INVESTMENT MANAGEMENT AGREEMENT

         AGREEMENT dated as of the 30th day of April, 1998 (the "Effective Date"), by and between LifeUSA Insurance Company, a Minnesota corporation (the "Client"), and Windsor Financial Group, LLC, a Minnesota limited liability company ("WFG").

         1. APPOINTMENT OF WFG AS ADVISOR. As of the Effective Date, the Client hereby appoints WFG as investment advisor and delegates to it the authority to manage, acquire and dispose of those assets of the Client which are described in attached Exhibit A (the "Account") under the terms and conditions set forth in this Agreement. The Client may direct additions to or withdrawals from the Account upon 30 days' prior written notice to WFG (which notice may be waived by WFG).

                  1.2 Custodial Functions. Unless otherwise agreed to in writing, the Client or Client's agent (and not WFG or its agent) shall have custody of all assets of the Account. The Custodian on the date hereof is State Street Bank and Trust; the Custodian may be changed from time to time by the Client, and Client shall thereafter give prompt notice of such change to WFG.

         2. DISCRETIONARY AUTHORITY - INVESTMENTS AND BROKERAGE.

                  2.1 WFG's Authority. WFG shall have full and complete discretion to direct and manage the investment and reinvestment of assets in the Account and any additions thereto. This Agreement shall serve to appoint WFG as agent and attorney-in-fact with full power and authority to act on behalf of the Account with respect to (a) the purchase, sale, exchange, conversion or other transactions in any and all stocks, bonds and other securities as WFG may select; and (b) to establish accounts and execute transactions with one or more securities broker/dealer firms as WFG may select (or as Client may direct), including those which from time to time may furnish to WFG statistical information, investment research information and other services.

                  2.2 Investment Policy. Notwithstanding the foregoing, the Client shall furnish WFG a written statement of investment policy. Such statement shall have the effect of limiting the investments WFG is authorized to acquire and hold for the Account and shall be binding on WFG upon WFG's receipt of such statement. The written statement of investment policy may be modified by Client in writing at any time and shall be effective upon WFG's receipt of such modification. The original written statement of investment policy is attached hereto as Exhibit B.

                  2.3 Non-Liability. WFG shall not be responsible for any acts or omissions of any broker/dealer or Custodian acting for the Account pursuant to this Section 2.

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         3. APPRAISAL OF ACCOUNT.

                  3.1 Monthly Appraisal. WFG will provide the Client with a monthly appraisal of the Account dated as of the last day on which the New York Stock Exchange is open in any month (the "Appraisal Date"). Such appraisal shall be in the form of a written summary of assets of the Account on the Appraisal Date.

                  3.2 Valuation Methods. Securities traded on national stock exchanges will be valued at the composite price as published in the Wall Street Journal. Listed Securities which are not traded and over-the-counter securities will be valued at the closing bid price. Other securities and all other assets will be valued at fair value as determined in good faith by WFG.

         4. FEES.

                  4.1 Calculation of Fees. As full compensation for services rendered under this Agreement, WFG will be paid a quarterly fee in accordance with the fee schedule set forth below based on the market value of the assets in the Account as of the Appraisal Date occurring in March, June, September and December in each year. For purposes of the calculation of the fee, the value of the securities and cash in the Account shall be determined as of the Appraisal Date at the end of each fiscal quarter pursuant to Section 3 above.

         Available For Sale Assets                    Held to Maturity Assets
         -------------------------                    -----------------------
         13 Basis Points on the first $200 Million    4 Basis Points on the first $800 Million
          8 Basis Points on the next $300 Million     1 Basis Points thereafter
          5 Basis Points on the next $500 Million
          3 Basis Points thereafter

                  4.2 Proration of Fees. Fees will be prorated for assets deposited to or withdrawn from the Account during the quarter.

                      If WFG shall serve for less than the whole of any quarterly period, its compensation (determined as provided above) shall be calculated and payable on a pro rata basis for the portion of the quarter for which it has served as an advisor hereunder.

                  4.3 Payment Method. The fees due hereunder shall be paid directly by the Client promptly upon receipt of an invoice therefor, but if not paid shall be a lien upon and payable out of the Account.

         5. SERVICE TO OTHER CLIENTS. It is understood that WFG provides investment advisory services for other clients. It is further understood that WFG may take investment action on behalf of such other clients which differs from investment action taken on behalf of the Account. If the purchase or sale of securities for the Account and one or more such other clients is considered at or about the same time, transactions in such securities will be allocated among the several clients in a manner deemed equitable by WFG.


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


         6. REPRESENTATIONS.

                  6.1 Representations by WFG. WFG represents that it is duly registered as an investment advisor with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended, and that WFG has completed, obtained or performed all other acts, registrations, filings, approvals, authorizations, consents or examinations necessary to comply with the requirements of any government or governmental authority for the performance of the acts contemplated by this Agreement. WFG will deliver such documentation of this compliance as the Client may from time to time reasonably request.

                  6.2 Form ADV. The Client represents that it has received a copy of WFG's Form ADV-Part II as required by the Security and Exchange Commission's "Brochure Rule".

         7. ASSIGNMENT. No assignment (as defined in the Investment Advisers Act of 1940) of this Agreement shall be made by WFG without consent of the Client.

         8. TERMINATION. This Agreement may be terminated by either party upon 30 days' prior written notice.

         9. NOTICE. Any notice or report to be given pursuant to this Agreement shall be delivered or mailed:

            (a)    to WFG at:

                   Windsor Financial Group, LLC
                   222 South Ninth Street, Suite 2790
                   Minneapolis, MN 55402
                   Attn: Tyron K. Estlick, Chief Manager

            (b)    to the Client at:

                   LifeUSA Insurance Company
                   300 South Highway 169
                   Minneapolis, MN 55426
                   Attn: Mark A. Zesbaugh, Senior Vice President

         10. CONSTRUCTION OF AGREEMENT. This Agreement shall be construed, and the rights and obligations of the parties hereunder enforced, in accordance with the laws of the State of Minnesota.


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


Agreed to and Accepted by:

WINDSOR FINANCIAL GROUP, LLC            LIFEUSA INSURANCE COMPANY



By: /s/ Tyron K. Estlick                By: /s/ Mark A. Zesbaugh
    ------------------------------          --------------------
   Tyron K. Estlick, Chief Manager       Mark A. Zesbaugh, Senior Vice President


Date of Signature: April 30, 1998       Date of Signature: April 30, 1998
                   --------------                          --------------


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